Exhibit 10.8

Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

March 7, 2017

Larry D. Hall

Dear Larry:

On February 15, 2017, the Compensation Committee of the Board of Directors (the “Board”) of Medallion Financial Corp. (the “Company”) approved management’s recommendation to provide you with the benefit described below.

In the event (a) of a Change in Control (as defined below) and you are not offered an equivalent position with the Company (in respect of pay or responsibilities), or (b) you are terminated without Cause (as defined below), the Company shall promptly pay you a lump sum equal to your total compensation for the prior fiscal year.

“Change in Control” shall be deemed to have taken place if (i) any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Alvin Murstein or Andrew Murstein, or any of their affiliates, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board.

“Cause” shall mean the (i) defalcation, fraud or personal dishonesty in the performance of your duties hereunder, (ii) willful acts of gross misconduct or gross negligence by you in the performance of your duties hereunder, (iii) an intentional breach of this Agreement by you or any willful or intentional act by you that is materially injurious to the Company, (iv) substantial and continued failure by you to perform his duties hereunder; provided that the Company’s economic performance or failure to meet any specific projection shall not, in and of itself, constitute “Cause”, (v) willful failure by you to follow the lawful directions of the Board or its designee, (vi) your illegal use of drugs (including narcotics) which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or which impairs, or could reasonably be expected to impair, the performance of your duties hereunder, (vii) your conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge which has or could reasonably be expected to have a material adverse impact on the Company’s reputation and standing in the community.

On behalf of the Medallion family, thank you for all of your hard work and dedication. Please sign and date this letter in the space provided below.

Very truly yours,

/s/ Andrew Murstein
Andrew Murstein
President

Accepted and Agreed:

/s/ Larry D. Hall                    3/8/17

Larry D. Hall                        Date